UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): July 22, 2011

LIME ENERGY CO.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-16265 (Commission File #)	36-4197337 (IRS Employer Identification No.)

1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410

(Address of principal executive offices)

(847) 437-1666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Director.

On July 22, 2011 the Board of Directors (the “Board”) of Lime Energy Co. (the “Company”), pursuant to the Company’s by-laws, increased the number of seats on the Board from nine to ten and elected John O’Rourke and Pradeep Kapadia to fill the newly added seat and to fill the vacancy on the Board.

Mr. O’Rourke is the Company’s President and Chief Executive Officer.  Mr. Kapadia was the founder and owner of Kapadia Energy Consulting, which was acquired by Lime Energy in September 2006.  Mr. Kapadia retired from Lime Energy on December 31, 2010 after serving as its Vice President of Strategic Development.  In the fiscal year ended December 31, 2010, the Company paid Mr.  Kapadia a salary of $200,000 and a bonus of $25,000.  He continues to work from time-to-time as a consultant for the Company.  He will be compensated for his service on the Board as a non-employee director, as described in the Company’s most recent proxy statement.

Item 9.01              Financial Statements and Exhibits.

(d)         Exhibits

99.1         Press release dated July 28, 2011

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.

Dated: August 1, 2011	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Chief Financial Officer & Treasurer